UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	June 23, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

            On June 23, 2005, Host America Corporation (the “Company”) issued 21,028 shares of its common stock (the “Shares”) and an 8.5% per annum, unsecured, convertible promissory note (the “Note”) with a face amount of $50,000 (the “Unit”) to Mr. C. Michael Horton, a current director.  Mr. Horton purchased the Unit for $100,000.  The Note is due and payable on June 22, 2007 or convertible after June 22, 2006 in whole or in part, into shares of the Company’s common stock at $2.37 per share.

            These securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate “restricted” legend was placed on the Shares and Note.  The offer and sale was made by the Company’s officers and directors and no commission or other remuneration was paid in connection with the private placement.  The gross proceeds from the offering were $100,000.

            Mr. Horton abstained from voting for the Board of Directors’ approval of the terms and conditions of the transaction.

            This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  The report is being filed pursuant to and in accordance with Rule 135c of the Securities Act of 1933.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: June 27, 2005	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer